Associated Industries Insurance Services, Inc.

Unaudited Condensed Consolidated Financial Statements
and Consolidating Information

Six months ended June 30, 2007

Contents

Unaudited Condensed Financial Statements:

Condensed Consolidated Balance Sheet	2
Condensed Consolidated Statement of Income and Comprehensive Income	3
Condensed Consolidated Statement of Cash Flows	4
Notes to Condensed Consolidated Financial Statements	5 - 7

Associated Industries Insurance Services, Inc.
Condensed Consolidated Balance Sheets
	June 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)
Assets
Fixed maturity securities, available for sale (amortized cost of $134,379,688 and $110,634,760)	$131,438,901	$109,014,317
Equity securities, available for sale (cost of $5,272 and $5,294)	2,512	2,409
Investment in real estate	1,240,490	1,267,213
Total investments	132,681,903	110,283,939
Cash and cash equivalents	10,647,634	31,305,724
Accrued investment income	1,482,842	1,185,991
Premiums receivable, net	35,285,453	30,441,329
Reinsurance recoverable	170,459,082	176,218,624
Prepaid reinsurance premiums	1,637,407	8,913,829
Deferred policy acquisition costs	5,412,487	1,956,101
Property and equipment, net	1,136,326	1,192,979
Net deferred tax asset	10,534,233	10,650,610
Other assets	9,725,130	10,889,314
Total assets	$379,002,497	$383,038,440

Liabilities and shareholders’ equity
Liabilities:
Reserves for losses and loss adjustment expenses	$300,851,273	$304,174,672
Unearned premiums	33,151,457	28,661,391
Advance premiums	205,405	729,267
Reinsurance premiums payable	(1,773,034)	2,071,109
Accounts payable and accrued expenses	8,758,441	7,787,647
Federal income tax payable	281,853	2,889,071
Notes payable	4,155,075	4,162,602
Other liabilities	7,678,017	7,345,269
Deferred gain on retroactive reinsurance	181,084	452,448
Total liabilities	353,489,571	358,273,476

Shareholders’ equity:
Common stock, no par value; 20,000,000 shares authorized; 2,809,000 shares issued and outstanding	10,000	10,000
Accumulated other comprehensive loss	(1,835,890)	(1,012,464)
Retained earnings	27,338,816	25,767,428
Total shareholders’ equity	25,512,926	24,764,964
Total liabilities and shareholders’ equity	$379,002,497	$383,038,440

See accompanying notes to the unaudited condensed consolidated financial statements

Associated Industries Insurance Services, Inc.
Condensed Consolidated Statements of Income and Comprehensive Income

	Six Months Ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Revenues
Premium income
Net premium written	$39,831,151	$29,176,485
Change in unearned premium	(11,766,488)	(8,244,818)
Net premiums earned	28,064,663	20,931,667
Administrative service fees	5,500,468	4,551,680
Net investment income	3,369,874	2,582,189
Net realized investment gains	80	164,749
Retroactive reinsurance gain	271,364	220,603
Other income	35,724	27,760
Total revenues	37,242,173	28,478,648

Expenses
Losses and loss adjustment expenses	19,997,907	16,301,910
Policy acquisition expenses	5,186,524	3,486,311
Salaries and benefits	4,120,340	4,149,084
Other insurance general and administrative expenses	4,476,635	3,573,314
Interest expense	375,125	362,970
Total expenses	34,156,531	27,873,589
Income before income taxes	3,085,642	605,059
Federal income tax expense	1,514,253	408,388

Net income	$1,571,389	$196,671

Comprehensive Net Income
Net income	$1,571,389	$196,671
Net unrealized holding losses arising during the period, net of income taxes of $496,772 and $169,995, respectively	(823,377)	(1,317,647)
Less: reclassification adjustment for realized gains included in net income, net of income taxes of $(30) and $(366,744), respectively	(50)	(102,754)
Other comprehensive loss, net of tax	(823,427)	(1,420,401)

Comprehensive net income (loss)	$747,962	$(1,223,730)

See accompanying notes to the unaudited condensed consolidated financial statements

Associated Industries Insurance Services, Inc.
Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Cash from operations
Net income	$1,571,389	$196,671
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	212,656	245,927
Net realized investment gains	(90)	(164,749)
Retroactive reinsurance gain	(271,364)	(220,603)
Changes in operating assets and liabilities:
Accrued investment income	(296,851)	(107,225)
Premiums receivable	(4,844,124)	(8,205,608)
Reinsurance recoverable	5,759,542	7,467,810
Receivable for securities sold	-	(1,950)
Deferred policy acquisition costs	(3,456,386)	(684,766)
Prepaid reinsurance premium	7,276,422	(1,548,028)
Deferred income taxes	613,179	(229,040)
Other assets	1,164,184	99,374
Losses and loss adjustment expenses	(3,323,399)	(13,067,323)
Unearned premiums	4,490,066	9,792,846
Advance premiums	(523,862)	(540,664)
Reinsurance premiums payable	(3,844,143)	(3,030,232)
Accounts payable and accrued expenses	970,794	4,715,879
Federal income taxes receivable	(2,607,217)	538,718
Other liabilities	332,746	(571,764)
Net cash from operations	3,223,542	(5,314,727)

Cash flows from investing activities
Proceeds from sales and maturities of investments	14,665,797	3,821,460
Cost of investments purchased	(38,498,966)	(6,831,973)
Cost of fixed assets purchased	(40,936)	(116,792)
Net cash from investments	(23,874,105)	(3,127,305)

Cash flows from financing activities
Proceeds from issuance of debt	-	148,478
Repayment of borrowed funds	(7,527)	(262,538)
Net cash from financing activities	(7,527)	(114,060)
Net change in cash and cash equivalents	(20,658,090)	(8,556,092)
Cash and cash equivalents, beginning of year	31,305,724	19,142,705
Cash and cash equivalents, end of period	$10,647,634	$10,586,613

See accompanying notes to the unaudited condensed consolidated financial statements

Associated Industries Insurance Services, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2007

1.	Business

The condensed consolidated financial statements of Associated Industries Insurance Services, Inc. (the “Company”) include its accounts and those of its wholly-owned subsidiary company, Associated Industries Insurance Company, Inc. (“AIIC”).

The Company is a Florida corporation which owns AIIC. AIIC engages in property and casualty insurance, principally workers’ compensation insurance produced by independent agents with approximately 99% of risks located in Florida. The Company generates substantially all of its revenues from its insurance operations.

2.	Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations. In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the consolidated financial position, results of operations and cash flows for the periods presented.

These condensed consolidated financial statements are unaudited for the six months ended June 30, 2007 and should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2006. A summary of more significant accounting policies is set forth in the notes to those audited consolidated financial statements. These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary.

All significant intercompany transactions and accounts have been eliminated in the consolidated financial statements.

3.	Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and enhances disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective as of the beginning of the entity’s first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact that the adoption of SFAS No. 157 will have on its consolidated financial position and result of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of SFAS No. 115.” This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions in SFAS No. 159 are elective; however, the amendment to SFAS No. 115 applies to all entities with available-for-sale and trading securities. The FASB’s stated objective in issuing this standard is as follows: “to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.” The fair value option: (a) may be applied instrument by instrument, with a few exceptions such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective as of the beginning of the entity’s first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact that the adoption of SFAS No. 159 will have on its consolidated financial position and result of operations.

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)" (FIN 48) to be effective for fiscal years beginning after December 15, 2007 for private companies. FIN 48 sets forth criteria for recognition and measurement of tax positions taken or expected to be taken in a tax return. FIN 48 requires that companies recognize the impact of a tax position if that position is “more likely than not” of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest, penalties, accounting in interim periods and disclosure. Management is currently evaluating the impact of adopting this interpretation as the Company is currently involved in a tax dispute with the Internal Revenue Service (see Note 5. Income Taxes). The potential impact of adoption of the standard may require the Company to record a tax liability of approximately $4 million.

4.	Investments

The Company evaluated the unrealized loss position for various securities and deemed them to be temporarily impaired. Positive evidence considered in reaching the Company’s conclusion that the investments in an unrealized loss position are not other-than-temporarily impaired consisted of: (1) there were no specific events related to the credit risk of the issuer which caused concerns; (2) there were no past due interest payments; (3) the length of time and extent to which fair value has been below cost; (4) the Company’s ability and intent to retain the investment for a sufficient amount of time to allow an anticipated recovery in the market value; and (5) the Company also determined that the changes in fair value were considered normal in relation to overall fluctuations in interest rates.

5.	Income Taxes

During 2006, the Internal Revenue Service completed its audit of AIIC and AIIS’ 2002 and 2003 consolidated federal income tax return. The field examiner indicated that the Companies underpaid their liability by approximately $3.2 million and assessed interest and penalties of $0.6 million. Management disagrees with the majority of the positions taken by the examiner and has appealed the assessment. While management and its counsel are actively defending the Companies’ position to the appeals agent, the ultimate outcome of these negotiations is uncertain. In addition, the resolution of the individual issues could result in additional taxes due for subsequent open tax years. During 2006, management accrued a liability for its best estimate of a settlement with the Service. Should the amount of the ultimate resolution differ from this amount, additional income tax expense or benefit will be recognized in future financial statement periods.

6.	Subsequent Event

On September 7, 2007 the Company was acquired by AmTrust Financial Services Inc. (“AmTrust”), a publicly held company traded on NASDAQ Global Markets, pursuant to the Stock Purchase Agreement (“Agreement”), dated as of June 25, 2007 by and among AmTrust, Associated and the Sellers named therein. The Agreement provides for a base purchase price of approximately $40.0 million, subject to certain purchase price adjustments.